Exhibit 4.1

AIRNET TECHNOLOGY INC.

(the "Company")

(Registration Number 185506)

Ordinary Share(s)

Number	- -

Incorporated under the laws of the Cayman Islands

Share capital is US$1,000,000 divided into:

(i) 22,500,000 Ordinary Shares of a par value of US$0.04 and

(ii) 2,500,000 Preferred Shares of a par value of US$0.04 each.

THIS IS TO CERTIFY THAT                                                      is the registered holder of                                               Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                           day of                                              2024 by:

DIRECTOR                        ___________________________________

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER OR SELL THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.